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                                                                 EXHIBIT (3)-1


















                                    BYLAWS


                                      OF


                         WISCONSIN NATURAL GAS COMPANY







                  ___________________________________________

                     AS AMENDED TO MAY 18, 1994, INCLUSIVE

                  ___________________________________________
























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                                    BYLAWS
                                      OF
                         WISCONSIN NATURAL GAS COMPANY

                            BYLAW I.  STOCKHOLDERS

SECTION 1.  DATE OF ANNUAL MEETING

The annual meeting of the stockholders of the corporation shall be held on or before the first day of July of each year, on the date and at the time designated by the Board of Directors or the Chairman of the Board or the President, for the purposes of electing directors and of transacting such other business as may properly be brought before the meeting.

SECTION 2.  CALL OF SPECIAL MEETINGS

Special meetings of the stockholders may be held upon call of the Board of Directors, the Executive Committee, the Chairman of the Board or the President or the holders of not less than one-tenth (defined as provided in Section 5 of this Bylaw) of all shares of the corporation entitled to vote at the meeting at such time as may be stated in the call and notice; or in case the meeting is for the purpose of enabling the holders of the $100 Par Value Serial Preferred Stock to elect directors of the corporation, upon the conditions set forth in the Articles of Incorporation, then, upon call as therein provided.

SECTION 3.  PLACE OF MEETINGS

The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority (defined as provided in Section 5 of this Bylaw) of the shares represented thereat.

SECTION 4.  NOTICE OF MEETINGS

Notice of the time and place of every meeting of the stockholders, and in the case of a special meeting further stating the purposes for which such meeting is called, shall be delivered personally or mailed at least ten (10) days before the meeting to each stockholder of record entitled to vote at the meeting, at his address as it may appear on the books of the corporation.
Such further notice shall be given by mail, publication or otherwise, as may be required by law. Whenever any notice whatever is required to be given to any stockholder of the corporation under the Articles of Incorporation, Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.

                                                                  May 18, 1994

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                                       2

SECTION 5.  VOTING AT MEETINGS

A.    Proxies

      Every stockholder entitled to vote at any meeting may so vote either in person or by proxy.

B.    Balloting and Inspectors of Election

      Voting at meetings of stockholders need not be by written ballot unless so determined in a resolution of the Board of Directors relating thereto. Voting at meetings of stockholders shall be conducted by one or more inspectors of election appointed by the Board of Directors. However, no director or person who is a candidate for the office of director shall be appointed as such inspector. The inspectors or persons representing the inspector if the inspector is an institution, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.

C.    Quorum

      Except as otherwise provided in the Articles of Incorporation, a majority (defined as provided below in this Section 5) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority (as so defined) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or any other provisions of the Bylaws. Though less than a quorum of the outstanding shares are represented at a meeting, a majority (as so defined) of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

D.    Proxies Upon Accrual of Special Right

      In connection with the first election of a majority of the members of the Board of Directors by the holders of the $100 Par Value Serial Preferred Stock upon accrual of the special right of such holders to elect a majority of the members of the Board, as provided in Article III of the Articles of Incorporation, the corporation shall prepare and mail to such holders of record such proxy forms, communications and documents as may be deemed appropriate (and also such as may be required by any governmental authority having jurisdiction) for the purpose of soliciting proxies for the election of directors by such holders, voting separately as a class without regard to series.


                                                            February 23, 1988


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                                       3

E.    Majority, Etc., to be Based on Votes Entitled to be Cast

      The references in Sections 2 and 3 and this Section 5 of Bylaw I and in
      Section 2 of Bylaw II to one-tenth or a majority of specified shares shall mean one-tenth or a majority, as the case may be, of the votes entitled to be cast by holders of such specified shares.

SECTION 6.  CONDUCT OF MEETINGS

Meetings of the stockholders shall be presided over by the Chairman of the Board if there be an incumbent in that office, or in his absence or at his request, by the President, or if he is not present, by a Vice President, or if no Vice President is present, by a chairman to be chosen at the meeting. The Secretary of the corporation, or if he is not present, an Assistant Secretary of the corporation, or if no Assistant Secretary is present, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 7.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 7, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 8.  UNANIMOUS CONSENT WITHOUT A MEETING
Any action required by the Articles of Incorporation, Bylaws or any provision of law to be taken at a meeting of stockholders or any


                                                             February 23, 1988

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other action which may be taken at such a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

                              BYLAW II. DIRECTORS

SECTION 1.  NUMBER

The number of directors constituting the whole Board of Directors shall be such number as shall be fixed from time to time by the affirmative vote of the whole Board but in no event shall the number be less than three. Until so fixed at a different number, the number shall be six. The number of directors at any time constituting the whole Board shall not be reduced so as to shorten the term of any director then in office.

The directors shall hold office until the next annual meeting of stockholders at which their respective terms of office shall expire and until their respective successors are duly elected and qualified.

SECTION 2.  VACANCIES

Any vacancy occurring among the directors, including a vacancy created by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors and each director so elected shall hold office until the next annual meeting of stockholders. However, in filling any vacancy occurring among the directors elected by the holders of the $100 Par Value Serial Preferred Stock, the Board shall be limited to voting upon a candidate or candidates nominated by the remaining director or a majority of the remaining directors elected by the holders of the $100 Par Value Serial Preferred Stock; in filling any vacancy occurring among the directors elected by the Common stockholders, the Board shall be limited to voting upon candidates nominated by the remaining director or a majority of the remaining directors elected by the Common stockholders.

At any meeting of the stockholders, the holders of a majority (defined as provided in Section 5 of Bylaw I) of shares of the $100 Par Value Serial Preferred Stock of the corporation, voting separately as a class without regard to series, may remove any director theretofore elected by the holders of the $100 Par Value Serial Preferred Stock or elected by the Board to fill a vacancy among the directors elected by the holders of the $100 Par Value Serial Preferred Stock, and may fill any vacancy in the Board for the unexpired term thus caused; and the holders of a majority (defined as provided in Section 5 of Bylaw I) of the shares of Common Stock of the corporation, voting separately as a class, may remove any director theretofore elected by the Common stockholders or elected by the Board to fill a vacancy among the directors elected by the Common stockholders, and may fill the vacancy in the Board for the unexpired term thus caused.
                                                                   May 1, 1992
                                                                   WN

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SECTION 3.  REMOVAL

A director may be removed from office only by affirmative vote by a majority if for cause, or at least 80% if without cause, of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock are entitled to cast, voting together as a class, in the election of directors.

SECTION 4.  REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Wisconsin as may from time to time be fixed by the Board without notice other than the resolution or other action of the Board establishing the time and place of such regular meeting.

SECTION 5.  SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, the Executive Committee, the Chairman of the Board, the President, or any two directors. The persons calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the corporation.

SECTION 6.  NOTICE OF MEETINGS

Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 4 of this Bylaw) shall be given by written notice delivered personally or mailed or given by telephone or telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 6 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation, Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.



                                                             February 23, 1988

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SECTION 7.  QUORUM

A majority of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

SECTION 8.  MANNER OF ACTING

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation, Bylaws or any provision of law.

SECTION 9.  EXECUTIVE COMMITTEE.

The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may appoint an Executive Committee, to consist of not less than three directors, as the Board may from time to time determine. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers vested in the Board, except that it may not: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on the Executive Committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors.

The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the Executive Committee shall constitute a quorum.





                                                             November 23, 1992

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SECTION 10.  OTHER COMMITTEES

The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may also create one or more other committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, if there is one, the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law. A majority of any such committee may determine its actions and fix the time and place of its meetings, unless the Board shall otherwise provide.

SECTION 11.  COMPENSATION

The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may (a) establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time and payment thereof, and (b) provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

                                                             November 23, 1992

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SECTION 12.  PRESUMPTION OF ASSENT

A director who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13.  UNANIMOUS CONSENT WITHOUT A MEETING

Any action required by the Articles of Incorporation, Bylaws or any provision of law to be taken at a meeting of directors or any other action which may be taken at such a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of a committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

                             BYLAW III.  OFFICERS

SECTION 1.  POSITIONS

The Board of Directors, as soon as may be after the election of directors held in each year, shall elect one of its number Chairman of the Board unless it determines not to fill such office, and shall elect one of its number President of the corporation, and shall elect one or more Vice Presidents, a Secretary and a Treasurer and from time to time shall appoint such Assistant Secretaries, Assistant Treasurers and other officers as it may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

SECTION 2.  TERM OF OFFICE

The term of office of all officers shall be one year or until their respective successors are duly chosen or until their prior death, resignation or removal. Any officer may be removed from office at any time by the affirmative vote of a majority of the whole Board.





                                                             February 23, 1988

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SECTION 3.  POWERS AND DUTIES

Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Executive Committee. The Treasurer and the Assistant Treasurers may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

                          BYLAW IV.  INDEMNIFICATION

SECTION 1.  MANDATORY INDEMNIFICATION

The corporation shall indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding.

SECTION 2.  CERTAIN DEFINITIONS

As used in this Bylaw IV, (a) "indemnify" includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions, (b) "fullest extent permitted by law" means the fullest extent to which indemnity may lawfully be provided by, pursuant to or consistently with, the provisions of subsections (l) and (2) of Section 180.05 of the Wisconsin Statutes (or any successor provision), a bylaw under subsection (6) of that Section (or any successor provision) or any other applicable law, whether statutory or other-wise, (c) "person" includes the person's heirs, executors and administrators,
(d) "legal proceeding" means any threatened, pending or completed action, suit or proceeding, whether or not by or in right of the corporation, (e) "other enterprise" includes any corporation, partnership, joint venture, trust, dividend reinvestment plan, stock purchase plan, employee benefit plan or other plan or entity, (f) "expenses" include expenses in the enforcement of rights under this Bylaw and any excise taxes assessed with respect to an employee benefit plan and (g) in respect of any of such plans, (i) "serving at the request of the corporation as a director or officer" includes serving at the request of the corporation in any capacity that involves services or duties with respect to the plan or its participants or beneficiaries and
(ii) action reasonably believed to be in the interest of such participants or beneficiaries shall be deemed reasonably believed to be in, or not opposed to, the best interests of the corporation.




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SECTION 3.  LEGAL ENFORCEABILITY

The rights provided to any person by the terms of this Bylaw IV shall be legally enforceable against the corporation by such person, who shall be presumed to have relied on the provisions of this Bylaw in undertaking or continuing any of the positions with the corporation or other enterprise referred to in Section 1 of this Bylaw IV.

SECTION 4.  LIMITATION ON MODIFICATION OR TERMINATION

No modification or termination of this Bylaw IV shall be effected which would impair any rights hereunder arising at any time out of events occurring prior to such modification or termination.

SECTION 5.  NON-EXCLUSIVE BYLAW

This Bylaw IV is not intended to be exclusive and accordingly shall not be construed as impairing in any way the power and authority of the corporation, to the extent legally permissible without regard to this Bylaw IV, in its discretion to indemnify or agree to indemnify, or to purchase insurance indemnifying, any employee, agent or other person.

                   BYLAW V. STOCK CERTIFICATES AND TRANSFER

SECTION 1.  STOCK CERTIFICATES AND FACSIMILE SIGNATURES

The interest of each stockholder in the corporation shall be evidenced by certificates for shares of stock of the corporation in such form as the Board of Directors may from time to time pre-scribe. The certificates for shares of stock of the corporation shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary of the corporation, and sealed with the seal of the corporation (which may be a facsimile, engraved or printed) and shall be countersigned and registered in such manner, if any, as the Board of Directors may from time to time prescribe. Whenever any such certificate is manually signed by a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signature of the transfer agent or registrar, whichever did not sign manually, and the signatures of the aforesaid officers of the corporation upon such certificate may be facsimiles. The transfer agent and the registrar may but need not be the same person or agency. In case any such person acting as an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be used by the corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the date of its issue.






                                                             February 23, 1988

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SECTION 2.  TRANSFER OF STOCK

The shares of stock of the corporation shall be transferable on the books of the corporation upon request by the holders thereof or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

SECTION 3. LOST, DESTROYED OR STOLEN CERTIFICATES

Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

                BYLAW VI. CONTRACTS, CHECKS, NOTES, BONDS, ETC.

SECTION 1.  CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any document or instrument, whether of conveyance or otherwise, in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

SECTION 2.  CHECKS, DRAFTS, ETC.

All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed or, in the case of wire transfers, shall be authorized by such officer or officers, employee or employees, or agent or agents



                                                             February 23, 1988

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as shall be thereunto authorized from time to time by the Board of Directors;
provided that checks drawn on the corporation's bank accounts may bear the facsimile signature of such officer or officers, employee or employees, or agent or agents as the Board of Directors shall authorize; and provided further that in the case of notes, bonds or debentures issued under a trust instrument of the corporation and required to be signed by two officers of the corporation, the signatures of either or both of such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument. In case any such officer who has signed, or whose facsimile signature has been placed upon such instrument shall have ceased to be such officer before such instrument is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

                            BYLAW VII.  FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

                          BYLAW VIII.  CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal."

                         BYLAW IX.  EFFECT OF HEADINGS

The descriptive headings in these Bylaws were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                             BYLAW X.  AMENDMENTS

SECTION 1.

The Bylaws of the corporation may be altered, amended, added to, rescinded or repealed and new Bylaws may be adopted at any meeting of the stockholders, provided notice of the proposed change is given in the notice of the meeting.

SECTION 2.

Subject to the power of the stockholders to alter, amend, or repeal any Bylaws made by the Board of Directors, the Board may make additional Bylaws for the corporation and may from time to time alter and amend these Bylaws.






                                                             February 23, 1988

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SECTION 3.

Notwithstanding anything in these Bylaws to the contrary, the provisions of
Section 8 of Bylaw I, Sections 1, 3 and 6 of Bylaw II, Bylaw IV and this
Section 3 of Bylaw X, may be amended only by the affirmative vote of at least 80% of the aggregate number of votes which the holders of the then outstanding shares of Common Stock and Preferred Stock, voting together as a class, are entitled to cast in an election of directors.















































                                                            February 23, 1988